UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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BROOKFIELD REAL ASSETS INCOME FUND INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Services

November 24, 2020

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE

Re: Brookfield Real Assets Income Fund Inc.

Dear Stockholder:

My colleagues and I have tried unsuccessfully to contact you regarding an important matter concerning your investment in Brookfield Real Assets Income Fund Inc. (the “Fund”). This matter pertains to the upcoming Special Meeting of Stockholders of the Fund, at which stockholders will be asked to vote on a proposal to approve a new investment sub-advisory agreement among Brookfield Public Securities Group LLC, Oaktree Capital Management, L.P. and the Fund. We need your vote.

It is important that we speak to you promptly regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact my colleagues toll-free at 1-800-431-9629 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference the number listed below so that we can best serve you efficiently. Please contact us as soon as possible.

Thank you.

Sincerely,

Brian F. Hurley

President

Brookfield Real Assets Income Fund Inc.

REFERENCE NUMBER:      123456789

BROOKFIELD REAL ASSETS INCOME FUND INC.

Brookfield Place, 250 Vesey Street • New York, New York 10281